Exhibit 23.3
General Moly, Inc.
1726 Cole Blvd., Suite 115
 Lakewood, CO 80401

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of information in our Mount Hope Project Molybdenum Mine and Process Plant Feasibility Study for the Mount Hope Project referenced herein. We also consent to the references to us under the heading “Experts” in such Registration Statement.

M3 Engineering & Technology Corporation

By:	/s/ Daniel H. Neff
Name:	Daniel H. Neff
Title:	President

Dated: May 7, 2008

Exhibit 23.3